ENDORSEMENT

As of the Certificate Date, the INITIAL PURCHASE PAYMENT provision of this Certificate is deleted and replaced by the following:

INITIAL PURCHASE PAYMENT - The Initial Purchase Payment will be credited within two business days of the later of: (a) the date we receive sufficient information, in a form and manner acceptable to us, to issue this
     Certificate;  or
(b)      the date our Service Center receives the Initial Purchase Payment

The allocation of the Initial Purchase Payment to the Sub-accounts must be in whole number percentages and must provide a minimum allocation of at least 10% of the Initial Purchase Payment to each Sub-account of the Variable Account selected by the Owner. The allocation percentages will be further subject to a minimum dollar amount of $500 to each Sub-account chosen.

Signed for the Company at Los Angeles, California, to be effective as of the Certificate Date.


                 TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY



James W. Dederer                                     Thomas J. Cusack

Executive Vice President, General Counsel
And Corporate Secretary                   President and Chief Executive Officer

                                                      ENDORSEMENT

As of the Contract Date, the INITIAL PURCHASE PAYMENT provision of this Contract is deleted and replaced by the following:

INITIAL PURCHASE PAYMENT - The Initial Purchase Payment will be credited within two business days of the later of: (a) the date we receive sufficient information, in a form and manner acceptable to us, to issue this Contract; or
(b) the date our Service Center receives the Initial Purchase Payment

The allocation of the Initial Purchase Payment to the Sub-accounts must be in whole number percentages and must provide a minimum allocation of at least 10% of the Initial Purchase Payment to each Sub-account of the Variable Account selected by the Owner. The allocation percentages will be further subject to a minimum dollar amount of $500 to each Sub-account chosen.

Signed for the Company at Los Angeles, California, to be effective as of the Contract Date.


                 TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY



 James W. Dederer                                     Thomas J. Cusack

 Executive Vice President, General Counsel
 And Corporate Secretary               President and Chief Executive Officer